SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2007

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 3, 2007, 99¢ Only Stores (the “Company”) issued a press release announcing the filing of its Form 10-K for the fiscal year ended March 31, 2006 (the “2006 Form 10-K”) and updating its guidance as to the Company’s earnings for the quarters ended June 30, 2006, September 30, 2006 and December 31, 2006.  A copy of this release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On April 3, 2007, Jennifer Holden Dunbar, Peter Woo and Howard Gold joined the Company’s Board of Directors.  The Board has determined that Ms. Dunbar and Mr. Woo each meet the NYSE requirements for independent directors.  Ms. Dunbar is expected to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, and Mr. Woo is expected to serve on the Compensation Committee and Nominating and Corporate Governance Committee of the Board, in each case following the date of the Company’s next annual meeting of shareholders.

As previously reported, the Company’s Board of Directors increased the size of the Board from seven to ten members, effective August 23, 2006, and appointed Ms. Dunbar, Mr. Woo and Mr. Gold to fill the three vacancies created by this change.  Each of them joined the Board following the filing by the Company of its 2006 Form 10-K.

There was no arrangement or understanding between Ms. Dunbar, Mr. Woo or Mr. Gold and any other persons pursuant to which Ms. Dunbar, Mr. Woo or Mr. Gold was selected as a director.  There are no related person transactions between the Company and either Ms. Dunbar or Mr. Woo.  As reported by the Company in its 2006 Form 10-K, the Company currently leases 13 store locations and a parking lot associated with one of these stores from the Gold family and their affiliates, of which 11 stores are leased on a month to month basis and are in negotiation for renewal. Rental expense for these facilities was approximately $2.1 million in fiscal 2006.  The Company enters into real estate transactions with affiliates only for the renewal or modification of existing leases and on occasions where it determines that such transactions are in the Company’s best interests. Moreover, the independent members of the Board of Directors must unanimously approve all real estate transactions between the Company and its affiliates. They must also determine that such transactions are equivalent to a negotiated arm’s-length transaction with a third party.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated April 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: April 4, 2007	By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 3, 2007